SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported):  May 30, 2012

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

 STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 30, 2012, Scioto Downs, Inc., a wholly-owned subsidiary of the Registrant, entered into an Escrow Agreement with the Ohio State Racing Commission whereas Scioto Downs will deposit nine percent (9%) of its gross video lottery terminal (“VLT”) income with a designated escrow agent for the benefit of breeding and racing in Ohio.  The Escrow Agreement will remain in effect and will terminate upon (i) the mutual written agreement of Scioto Downs, Inc. and the Ohio State Racing Commission; (ii) a written agreement between Scioto Downs, Inc. and the Ohio Harness Horsemen’s Association (the “OHHA”) with respect to the VLT income split with the OHHA; or (iii) the final adoption of a rule by the Ohio State Racing Commission to implement R.C 3769.087(C).

The execution of this agreement, along with the dismissal of the lawsuit that was filed by a public policy group in Ohio against allowing VLTs at the state’s seven racetracks, were the last two hurdles leading up to the opening of the new gaming complex at Scioto Downs in Columbus, Ohio, on June 1, 2012.

A copy of a press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/S/ JOHN W. BITTNER, JR.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer

Date:	June 1, 2012